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                                                                     EXHIBIT 8.1


                       [MAYER, BROWN & PLATT LETTERHEAD]

                               October 8, 1996




Deutsche Floorplan Receivables, L.P.
655 Maryville Centre Drive
St. Louis, Missouri 63141-5832

Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, Missouri 63141-5832


     Re:  Deutsche Floorplan Receivables Master Trust
          Registration Statement on Form S-3 (No. 333-10943)
          -------------------------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Deutsche Floorplan Receivables, L.P. (the "Seller") and Deutsche Financial Services Corporation (the "Servicer") in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of the $1,000,000,000 Floating Rate Asset Backed Certificates, Series 1996-1, Class A and the $31,747,000 Floating Rate Asset Backed Certificates, Series 1996-1, Class B (collectively, the "Certificates") to be issued by Deutsche Floorplan Receivables Master Trust (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Seller, the Servicer and Chase Manhattan Bank, as trustee (the "Trustee") and the Series 1996-1 Supplement to the Pooling and Servicing Agreement (the "Series 1996-1 Supplement") among the Seller, the Servicer and the Trustee.

     We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Certificates, and in order to express our opinion hereinafter stated, (a) we have examined copies of the forms of the Pooling and Servicing Agreement, the Series 1996-1 Supplement, and the Certificates, in each case as filed as exhibits to the Registration Statement (collectively the "Operative Documents") and (b) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.
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Deutsche Floorplan Receivables, L.P.
Deutsche Financial Services Corporation
October 8, 1996
Page 2




     The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined, we are of the opinion that the statements set forth in the Prospectus under the headings "Prospectus Summary -- Tax Matters," "Prospectus Summary -- ERISA Considerations," "Federal Income Tax Considerations" and "ERISA Considerations" are a fair and accurate summary of the material federal tax consequences of the issuance and holding of the Certificates. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the captions "Federal Income Tax Considerations" and "Legal Matters". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,

                                       /s/ Mayer, Brown & Platt

                                       MAYER, BROWN & PLATT